Exhibit 99.1

ACADIA REALTY TRUST NAMES JOHN GOTTFRIED AS ITS NEXT CFO

RYE, NY (April 18, 2016) - Acadia Realty Trust (NYSE:AKR) (“Acadia” or the “Company”) today announced that John Gottfried will succeed Jon Grisham as Chief Financial Officer on June 27, 2016. Mr. Grisham, who had previously announced his intention to retire, will serve as the Company’s Chief Financial Officer through June 26, 2016 and is expected to remain with the Company through a transition period.

“I am delighted to welcome John to our senior management team,” commented Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “John has extensive knowledge of public REITs, due to his two decades of experience in real estate public accounting and consulting. Together with our established team of talented accounting and finance professionals, John is certain to play an integral role in helping us achieve our long-term goal of creating value for all of Acadia’s stakeholders.”

Mr. Gottfried has over 20 years of public accounting experience focused in the real estate industry and currently leads PricewaterhouseCoopers LLP’s (“PwC”) New York Metro real estate assurance practice. He has been responsible for several of the firm’s largest REITs and real estate companies. Mr. Gottfried is a Certified Public Accountant and graduated with a B.S. in Accounting from the University of Dayton in 1994.

Mr. Grisham has been with the Company since its inception in 1998 and has been its Chief Financial Officer since 2012. “On behalf of Acadia and its board of trustees, I would like to thank Jon for his significant contributions to the success of our company,” said Mr. Bernstein. “Jon strengthened our financial operations, built a solid accounting and finance team, and brought even greater discipline to our business. We are grateful for his leadership and wish him the best in his retirement.”

The Company engaged Ferguson Partners, an executive recruiting firm, to conduct a thorough nationwide search to fill the Chief Financial Officer role. The hiring of Mr. Gottfried is the successful conclusion of that effort.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - core and fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential investment opportunities. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 19, 2016 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) political and economic uncertainty; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of the Company’s properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.